Exhibit 99.1

AMMO, Inc. Comments on Letter from The Urvan Group

SCOTTSDALE, Ariz., Aug. 29, 2022 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today responded to the letter and comments made by Steve Urvan.

The Board provided the following statement:

“AMMO’s Board and management team are focused on executing on our strategy to drive long-term shareholder value. We disagree with many of the assertions and analysis contained in the public comments from Mr. Urvan and will be providing additional information for our shareholders in coming days and weeks. In the meantime, the Board and management team remain committed to ensuring AMMO is operated for the benefit of all its shareholders. We continue to invite all shareholders and other stakeholders to share with us their views and perspectives on these topics.”

Advisors

Sidley Austin LLP and Lucosky Brookman LLP are serving as legal advisors to AMMO.

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK ™ Visual Ammunition, /stelTH/ ™ subsonic munitions, and specialty rounds for military and law enforcement use via government programs. For more information, please visit: www.ammo-inc.com .

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: risks related to the separation of our ammunition and marketplace businesses, including that the process of exploring the transaction and potentially completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, risks related to AOS not being able to recruit the appropriate members of its executive management team or board of directors, risks related to the transaction not being completed in accordance with our expected plans or anticipated timelines, or at all, risks related to the transaction not achieving some or all of any of the anticipated benefits with respect to either business, and risks related to AOS’s ability to succeed as a standalone publicly traded company. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K.

Important Additional Information and Where to Find It

AMMO, Inc. (the “Company”) intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from the Company’s shareholders for the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain copies of the Company’s proxy statement, proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.ammoinc.com or by contacting the Company’s Investor Relations Department at IR@ammo-inc.com after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Shareholders, filed with the SEC on September 13, 2021, the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 29, 2022, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement for the Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Investor Contact:

Matt Blazei

Phone: (516) 386-0430

IR@ammo-inc.com